                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Annual Report of Integral Systems Inc. on Form 10-KSB of our report dated November 20, 1998, on our audits of consolidated financial statements of Integral systems Inc. and its subsidiaries as of September 30, 1998 and 1997, and for the years ended September 30, 1998 and 1997.


                                   /s/ Rubino & McGeehin, Chartered
                                --------------------------------------
December 23, 1998               Rubino & McGeehin, Chartered
Bethesda, MD                    Certified Public Accountants